UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 7, 2016

Internap Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31989 (Commission File Number)	91-2145721 (IRS Employer Identification Number

One Ravinia Drive, Suite 1300, Atlanta, Georgia (Address of Principal Executive Offices)	30346 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On November 7, 2016, Internap Corporation (the “Company”) announced the resignation of Kevin M. Dotts from his position as Chief Financial Officer effective as of November 11, 2016.

Mr. Dotts will receive the benefits previously disclosed and provided in his Employment Security Agreement (Exhibit 10.18 to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 18, 2016), which is incorporated by reference herein.

Resignation of Senior Vice President and General Manager, Cloud and Hosting Services

On November 7, 2016, the Company announced the resignation of Satish Hemachandran from his position as Senior Vice President and General Manager, Cloud and Hosting Services, effective as of November 7, 2016.

Mr. Hemachandran will receive the benefits previously disclosed and provided in his Employment Security Agreement (Exhibit 10.21 to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 18, 2016), which is incorporated by reference herein.

Appointment of Chief Financial Officer

On November 7, 2016, the Company announced the appointment of Robert M. Dennerlein as Chief Financial Officer, effective November 14, 2016 (the “Commencement Date”). Mr. Dennerlein also has been designated as the Company’s Principal Accounting Officer.

Mr. Dennerlein, age 57, has over 25 years of financial leadership experience covering a diverse set of industries, including over 13 years in the information technology solutions industry. Mr. Dennerlein most recently served as Chief Financial Officer from 2013 until February 2016 at Dialogic, Inc., a technology solutions provider. From 2006 until 2013, Mr. Dennerlein served as Chief Financial Officer of Raritan, Inc., a provider of data center solutions for controlling and monitoring IT infrastructure and energy management. Mr. Dennerlein entered the information technology industry in 2003, serving as Vice President and Controller and later Chief Financial Officer of Globix, Inc. (AMEX), a provider of managed services, IP infrastructure management and optical networking solutions, from 2003 until 2006. Previous to that, Mr. Dennerlein served as Vice President and Controller of Opnext, Inc., a global optical components joint venture, from 2001 through 2003. From 1999 until 2001, Mr. Dennerlein served as Director of Accounting and External Reporting for Agere Systems, Inc. (NYSE), a global manufacturer of optical components and integrated circuits for the telecommunications industry. Mr. Dennerlein held financial positions with increasing responsibility at International Specialty Products, Inc., a NYSE-listed manufacturer of specialty chemicals, from 1992 to 1999; Bongrain Cheese USA and Bongrain International American Corporation (subsidiaries of Bongrain, S.A., a French Stock Exchange listed manufacturer of cheese and specialty cheese products), from 1989 to 1992; and Nabisco Brands, Inc., from 1984 to 1989. Mr. Dennerlein began his career in public accounting with PricewaterhouseCoopers LLP from 1981 until 1984. Mr. Dennerlein is a Certified Public Accountant and earned both his Bachelors of Science in Accounting and Masters of Science in International Business from Seton Hall University. He serves on the Board of Directors of Catapult Acquisition Corporation, a private company.

Pursuant to the terms of an Offer Letter dated as of October 28, 2016 between the Company and Mr. Dennerlein, Mr. Dennerlein will receive (1) an annual base salary of $275,000; (2) an annual cash incentive bonus based upon criteria established by the Company’s Board of Directors at a target level of 50% of base salary and a maximum level of 100% of base salary; (3) an annual restricted stock grant in a value equal to one times base salary, subject to three-year vesting, 50% of which shall be subject to time-based vesting and 50% of which shall be subject to performance-based vesting as determined by the Company’s Board of Directors; (4) upon termination following 90 days of employment by the Company, severance equal to 12 months of base salary and payment of the costs of COBRA coverage through the severance period, and (5) customary benefits including paid time off. The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer letter, which is attached to this Current Report as Exhibit 10.1and incorporated herein by reference. Mr. Dennerlein and the Company also entered into an Indemnity Agreement substantially in the form filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed May 29, 2009.

There are no family relationships between Mr. Dennerlein and any director or other executive officer, nor are there any transactions to which the Company was or is a participant and in which Mr. Dennerlein has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Dennerlein and any other persons pursuant to which he was selected as an officer.

Appointment of Senior Vice President, General Counsel and Corporate Secretary

The Company announced the appointment of Richard P. Diegnan, Jr. as Senior Vice President, General Counsel and Corporate Secretary of the Company, effective November 21, 2016. Mr. Diegnan, age 47, has over 17 years of experience as an attorney representing a diverse group of clients. He has been a partner at Diegnan & Brophy, LLC since its founding in 2005, and concentrates his practice in corporate counseling, mergers and acquisitions, commercial transactions, real estate, land use planning and commercial disputes. Mr. Diegnan served as General Counsel and Chief Administrative Officer of Broad Valley Micro Fiber Networks Inc. Since 2011, Mr. Diegnan has served as General Counsel and Chief Financial Officer to Travel Tripper LLC, a hotel web technology company. Mr. Diegnan began his legal career at McCarter & English LLP from 1999 to 2000 and Milbank, Tweed, Hadley & McCloy LLP from 2000 to 2005. Mr. Diegnan is licensed to practice in New York and New Jersey and earned his Bachelors of Science in Finance from Providence College, Masters in Business Administration from Fairleigh Dickenson University and Juris Doctor from Seton Hall University School of Law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP CORPORATION

Date: November 10, 2016	By:	/s/ Peter D. Aquino
Peter D. Aquino
Chief Executive Officer